SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in Its Declaration of Trust)

Maryland	84-1246585
(State of Organization)	(I.R.S. Employer Identification Number)

200 Four Falls, Suite 208
West Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [x]
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box #

Securities Act registration statement file number to which this form relates: 333-58971

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
7.375% Series E Cumulative Redeemable Preferred Stock, Par Value $.001 Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

     The information required by this Item 1 is set forth under the caption “Description of the Series E Preferred Stock” in the Registrant’s prospectus supplement dated March 10, 2004 and under the caption “Description of Shares of Beneficial Interest — Preferred Shares” in the Registrant’s prospectus dated March 10, 2004, as filed with the Commission under rule 424(b) on Form S-3 (Registration No. 333-58971), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEYSTONE PROPERTY TRUST

March 15, 2004	By:	/s/ Timothy E. McKenna

		Name:	Timothy E. McKenna
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock as 7.375% Series E Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.001 Per Share (incorporated herein by reference to Exhibit 4.1 to Keystone Property Trust’s Current Report on Form 8-K dated March 10, 2004).

4.2	Form of Stock Certificate evidencing 7.375% Series E Cumulative Redeemable Preferred Stock of Keystone Property Trust, Liquidation Preference $25.00 Per Share, Par Value $.001 Per Share (incorporated herein by reference to Exhibit 4.2 to Keystone Property Trust’s Current Report on Form 8-K dated March 10, 2004).

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